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                            KEY ENERGY SERVICES, INC.


                                       AND


                         U.S. BANK NATIONAL ASSOCIATION,
                         a national banking association,
                                     Trustee



                          8 3/8% Senior Notes due 2008



                          FIRST SUPPLEMENTAL INDENTURE



                            Dated as of March 1, 2002



                                       TO



                                    INDENTURE



                          Dated as of February 27, 2002




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                                                  TABLE OF CONTENTS



                                                                                                                     Page
                                                ARTICLE 1 DEFINITIONS

Section 101.     DEFINITIONS............................................................................................2

                                        ARTICLE 2 FORM AND TERMS OF THE NOTES

Section 201.     FORM AND DATING.......................................................................................14
Section 202.     EXECUTION AND AUTHENTICATION..........................................................................14
Section 203.     REGISTRAR, DEPOSITARY AND PAYING AGENT FOR NOTES; PAYING AGENT TO HOLD MONEY IN TRUST.................15
Section 204.     TRANSFER AND EXCHANGE OF NOTES........................................................................15
Section 205.     CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.......................................................17
                 SECTION 407.    Conditions to Defeasance or Covenant Defeasance.......................................17
Section 206.     EVENTS OF DEFAULT.....................................................................................18
                 SECTION 501.    Events of Default.....................................................................18
Section 207.     ACCELERATION OF MATURITY, RESCISECTION ON AND ANNULMENT...............................................20
                 SECTION 502.    Acceleration..........................................................................20
Section 208.     CONTROL BY MAJORITY...................................................................................21
                 SECTION 512.    Control by Majority...................................................................21
Section 209.     MERGER, CONSOLIDATION, OR SALE OF ASSETS..............................................................21
                 SECTION 801.    Merger, Consolidation, or Sale of Assets..............................................21
                 SECTION 802.    Successor Corporation Substituted.....................................................21
Section 210.     SUPPLEMENTAL INDENTURES...............................................................................22
Section 211.     COVENANTS.............................................................................................22
                 SECTION 1001.   Payment of Notes......................................................................22
                 SECTION 1002.   Maintenance of Office or Agency.......................................................22
                 SECTION 1003.   Reports...............................................................................23
                 SECTION 1004.   Compliance Certificate................................................................24
                 SECTION 1005.   Taxes.................................................................................24
                 SECTION 1006    Stay, Extension and Usury Laws........................................................24
                 SECTION 1007.   Restricted Payments...................................................................25
                 SECTION 1008.   Dividend and Other Payment Restrictions Affecting Subsidiaries........................26
                 SECTION 1009.   Incurrence of Indebtedness and Issuance of Preferred Stock............................27
                 SECTION 1010.   Asset Sales...........................................................................29
                 SECTION 1011.   Transactions with Affiliates..........................................................30
                 SECTION 1012.   Liens.................................................................................31
                 SECTION 1013.   Business Activities...................................................................31
                 SECTION 1014.   Corporate Existence...................................................................31
                 SECTION 1015.   Offer to Repurchase Upon Change of Control............................................31
                 SECTION 1016.   Intentionally Omitted.................................................................32
                 SECTION 1017.   No Amendment of Subordination Provisions..............................................32
                 SECTION 1018.   Limitation on Sale and Leaseback Transactions.........................................32
                 SECTION 1019.   Designation of Restricted and Unrestricted Subsidiaries...............................33
                 SECTION 1020.   Limitation on Issuances of Guarantees of Indebtedness; Additional Guarantors..........33
                 SECTION 1021.   Payments for Consent..................................................................33
                 SECTION 1022.   Exchange Offer........................................................................34
                 SECTION 1023.   Suspended Covenants...................................................................34


Section 212.     REDEMPTION OF SECURITIES..............................................................................34
                 SECTION 1109.   Optional Redemption...................................................................34
                 SECTION 1110.   Mandatory Redemption..................................................................35
                 SECTION 1111.   Offer to Purchase by Application of Excess Proceeds...................................35
Section 213.     RELEASES FOLLOWING SALE OF ASSETS.....................................................................37
Section 214.     SENIOR GUARANTEE......................................................................................37
                 SECTION 1405.   Guarantors May Consolidate, etc., on Certain Terms....................................37

                                                ARTICLE 3 MISCELLANEOUS

Section 301.     EFFECT OF HEADINGS....................................................................................38
Section 302.     SUCCESSORS AND ASSIGNS................................................................................38
Section 303.     SEPARABILITY CLAUSE...................................................................................38
Section 304.     SUPPLEMENTAL INDENTURE AND THE BASE INDENTURE.........................................................38
Section 305.     NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS..............................38
Section 306.     GOVERNING LAW.........................................................................................38






                                                       EXHIBITS

Exhibit A                FORM OF NOTES

















                                                ii

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            THIS FIRST SUPPLEMENTAL INDENTURE, dated as of March 1, 2002
("SUPPLEMENTAL INDENTURE"), is by and between KEY ENERGY SERVICES, INC., a Maryland corporation (the "COMPANY"), having its principal office at 6 Desta Drive, Midland, Texas 79705, the Guarantors (as defined in Section 101 hereof) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "TRUSTEE"), having its principal corporate trust office at 180 East 5th Street, St. Paul, Minnesota 55101.

                                   WITNESSETH:

            WHEREAS, the Company and the Guarantors filed an Indenture (the "FORM INDENTURE") as Exhibit 4.3 to the Company's Registration Statement on Form S-3, as amended (File No. 333-67665) to provide for the issuance by the Company from time to time of unsecured debentures, notes and other evidences of indebtedness to be issued in one or more series;

            WHEREAS, the Company, the Guarantors and the Trustee have entered into an Indenture dated as of February 27, 2002 (the "BASE INDENTURE" and, as amended and supplemented by this Supplemental Indenture, the "INDENTURE") in substantially the form of the Form Indenture;

            WHEREAS, clause (4) of Section 901 of the Base Indenture provides that the Company, the Guarantors and the Trustee may change or eliminate any provision of the Base Indenture; PROVIDED, that any such change shall become effective only when there is no Security Outstanding (as such terms are defined in the Base Indenture) of any series created prior to the execution of the supplemental indenture which so changes or eliminates such provision which is adversely affected by such changes or such elimination;

            WHEREAS, at the time this Supplemental Indenture is being executed and delivered there are no Securities Outstanding;

            WHEREAS, Sections 301 and 901 of the Base Indenture provide, among other things, that the Company, the Guarantors and the Trustee may enter into indentures supplemental to the Base Indenture for, among other things, the purpose of establishing the designation, form, terms and provisions of Securities of any series as permitted by Sections 301 and 901 of the Base Indenture;

            WHEREAS, the Company desires to issue and sell a series of the Company's 8 3/8% Senior Notes due 2008 (the "NOTES") pursuant to the Base Indenture, as modified by this Supplemental Indenture;

            WHEREAS the Company and the Guarantors desire to enter into a supplemental indenture pursuant to Sections 301 and 901 of the Base Indenture to supplement the Base Indenture to establish the form, terms and provisions of the Notes and to make deletions, modifications and additions to the Base Indenture pertaining to the Notes as contemplated by Sections 301 and 901 of the Base Indenture;

            NOW, THEREFORE, for and in consideration of the premises stated herein, the parties hereto, for the benefit of each other and for the equal and proportionate benefit of all Persons who hereafter become Holders of Notes, hereby enter into this Supplemental Indenture which amends, modifies and supplements the Base Indenture with respect to (and only with respect to) the Notes, as follows:

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                                    ARTICLE 1

                                   DEFINITIONS

Section 101.  DEFINITIONS.

            (a) Any term used in this Supplemental Indenture which is defined in the Base Indenture shall have the meaning specified in the Base Indenture, unless such term is defined herein (in which event the definition contained in this Supplemental Indenture shall govern the meaning of such term) or unless the context otherwise requires, and for the purposes of this Supplemental Indenture, the following terms have the meanings set forth in this Section:

            "ACQUIRED DEBT" means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

            "ASSET SALE" means: (i) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices and sales of accounts receivables under a Credit Facility permitted to be incurred as Indebtedness; PROVIDED that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 208 hereof and/or Section 1015 hereof and not by Section 1010 hereof and (ii) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries. Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales: (i) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $2.0 million; or (b) results in net proceeds to the Company and its Restricted Subsidiaries of less than $2.0 million; (ii) a transfer of assets between or among the Company and any Restricted Subsidiary; (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; and (iv) a Restricted Payment that is permitted by Section 1007 hereof.

            "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

            "BANKRUPTCY LAW" means Title 11 of the United States Code, or any similar federal or state law for the relief of debtors.

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            "BENEFICIAL OWNER" has the meaning assigned to such term in Rule
13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

            "BOARD OF DIRECTORS" means: (i) with respect to a corporation, the board of directors, or a duly authorized committee thereof, of the corporation;
(ii) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

            "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

            "CAPITAL STOCK" means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "CASH EQUIVALENTS" means: (i) United States dollars; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition; (iii) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better; (iv) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition; and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition.

            "CHANGE OF CONTROL" means the occurrence of any of the following:
(i) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving

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or transferee Person immediately after giving effect to such issuance. For the purposes of this definition of "Change of Control", any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of an equity interest in the Company.

            "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period PLUS: (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; PLUS (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; PLUS (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; PLUS (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses including asset impairment charges pursuant to FASB 121 (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; PLUS (v) the one time charge (up to $5.0 million) realized in connection with the repurchase of the unsatisfied portion of the $20.0 million volumetric production payment granted by Odessa to Norwest Bank Texas, N.A. effective March 1, 2000; MINUS (vi) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued or otherwise recorded in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

            "CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that: (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Guarantor; (ii) the Net Income of any Restricted Subsidiary that is not a Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (iv) the Net Income (and loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and (v) the cumulative effect of a change in accounting principles shall be excluded.

            "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who: (i) was a member of such Board of Directors on March 6, 2001; or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

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            "CREDIT FACILITIES" means, with respect to the Company, one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

            "CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

            "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

            "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 204 hereof, substantially in the form of Exhibit A hereto except that such Note shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

            "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 203 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

            "DESIGNATED NONCASH CONSIDERATION" means the fair market value of noncash consideration received by the Company or one of its Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, executed by the chief financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

            "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 1007 hereof.

            "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "EQUITY OFFERING" means any sale by the Company of any Equity Interest (other than Disqualified Stock) of the Company for cash.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

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            "EXISTING INDEBTEDNESS" means up to $357.0 million in aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Series B Notes) in existence on March 6, 2001, until such amounts are repaid.

            "EXPLORATION AND PRODUCTION ASSETS" means the oil and gas exploration and production assets of Odessa held by Odessa as of March 6, 2001, and any such oil and gas assets received in exchange for oil and gas assets held by Odessa as of March 6, 2001.

            "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of: (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations, but excluding the amortization of fees paid (or one-time syndication fees owed) prior to the date of the Indenture with respect to (a) any Credit Facility that was in place prior to the date of the Indenture,
(b) the Notes, (c) the Subordinated Convertible Notes, and (d) the Senior Subordinated Notes; PLUS (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; PLUS (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; PLUS (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

            "FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of calculating the Fixed Charge Coverage Ratio: (i) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income; (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on March 6, 2001.

            "GLOBAL NOTE" means the Global Note substantially in the form of Exhibit A issued in accordance with Section 201 of this Supplemental Indenture.

            "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

            "GUARANTORS" means each of the following until released as a Guarantor under the Indenture: (i) Yale E. Key, Inc., a Texas corporation; Key Energy Drilling, Inc., a Delaware corporation; WellTech Eastern, Inc., a Delaware corporation; Odessa Exploration Incorporated, a Delaware corporation; Kalkaska Oilfield Services, Inc., a Michigan corporation; Well-Co Oil Service, Inc., a Nevada corporation; Key Rocky Mountain, Inc., a Delaware corporation; Key Four Corners, Inc., a Delaware corporation; Brooks Well Servicing, Inc., a Delaware corporation; Key Energy Services-South Texas, Inc., a Delaware corporation; Key Energy Services-California, Inc., a Delaware corporation; Watson Oilfield Service & Supply, Inc., a Delaware corporation; WellTech Mid-Continent, Inc., a Delaware corporation; Dawson Production Management, Inc., a Delaware corporation; Dawson Production Taylor, Inc., a Delaware corporation; Dawson Production Acquisition Corp., a Delaware corporation; and Dawson Production Partners, L.P., a Delaware limited partnership; and (ii) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture; and their respective successors and assigns.

            "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under: (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (ii) other agreements or arrangements designed to protect such Person against fluctuations in commodity prices, interest rates or the value of foreign currencies purchased or received by the Company the ordinary course of business and not for the purposes of speculation.

            "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of: (i) borrowed money; (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (iii) banker's acceptances; (iv) Capital Lease Obligations; (v) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; (vi) any Hedging Obligations; or (vii) obligations of special purpose entities formed to borrow money that are secured or financed by accounts receivable of the Company or any Restricted Subsidiary; if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations and receivables financings) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be: (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and (ii) the principal amount thereof, in the case of any other Indebtedness.

            "INVESTMENT GRADE RATING" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

            "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 1007 hereof.

            "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

            "MOODY'S" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

            "NET INCOME" means, with respect to any Person, the net income
(loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (i) any gain or loss together with any related provision for taxes on such gain or loss realized in connection with: (a) any Asset Sale; or
(b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

            "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

            "NON-RECOURSE DEBT" means Indebtedness: (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the

Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

            "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "ODESSA" means Odessa Exploration Incorporated, a Delaware corporation.

            "PERMITTED BUSINESS" means any of the businesses engaged in by the Company and its Subsidiaries on March 6, 2001 and all reasonable extensions thereof and other businesses ancillary or related thereto or to the oil and gas industry.

            "PERMITTED INVESTMENTS" means: (i) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such
Investment: (a) such Person becomes a Restricted Subsidiary of the Company; or
(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 1010 hereof or in connection with the settlement or release of claims in an insolvency or similar proceeding or a settlement in lieu of an insolvency or similar proceeding; (v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (vi) other Investments in any Subsidiary that is not a Guarantor having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), which when taken together with all other Investments made pursuant to this clause (vi) not to exceed $30.0 million outstanding at any time (without giving effect to any reduction for any writedown or writeoff of such Investments); and (vii) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause
(vii) since March 6, 2001, not to exceed $30.0 million outstanding at any time (without giving effect to any reduction for any writedown or writeoff of such Investments).

            "PERMITTED LIENS" means: (i) Liens securing Indebtedness (other than Indebtedness subordinated to the Notes), Obligations under Credit Facilities and all Guarantees thereof, in each case, that were permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of the Company or any Guarantor;
(iii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; PROVIDED that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, PROVIDED that such Liens were not incurred in contemplation of such acquisition;
(v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of
Section 1009 hereof covering only the assets acquired with such Indebtedness and the proceeds thereof; (vii) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (x) of the second paragraph of Section 1009 hereof; (viii) Liens existing on the date of the Indenture; (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (x) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business; (xi) Liens consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation; (xii) Liens on property of the Company or any Subsidiary securing (a) the performance of bids, trade contacts (other than for borrowed money), leases and statutory obligations, (b) surety bonds and (c) other obligations of a like nature, including pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation, in each case, incurred in the ordinary course of business; (xiii) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries taken as a whole; (xiv) purchase money security interests on any property acquired by the Company or any Subsidiary in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property, PROVIDED that (a) any such Lien attaches to such property concurrently with or within 180 days after the acquisition thereof, (b) such Lien attached solely to the property so acquired in such transaction and the proceeds thereof and (c) the principal amount of the Indebtedness secured thereby does not exceed 100% of the costs of such property; (xv) Liens arising solely by virtue of any statutory or common law provisions relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or the funds maintained with a creditor depository institution, PROVIDED that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (b) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

            (xvi) extensions, renewals and replacements of Liens referred to in clauses (i) through (xv) above; PROVIDED that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced and does not secure any Indebtedness in principal amount (or accreted value) in excess of the principal amount (or accreted value) in excess of that secured immediately prior to such extension, renewal or replacement; (xvii) Liens consisting of the rights of lessees with respect to assets leased by the Company or any Subsidiary to such lessees; and (xviii) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding.

            "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date not sooner than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company, by the Restricted Subsidiary or Restricted Subsidiaries which are the obligor or obligors on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or by the Company and such Restricted Subsidiary or Restricted Subsidiaries, as the case may be.

            "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

            "QUALIFIED PREFERRED STOCK" means preferred stock of the Company, PROVIDED that when first issued, the Company would, after giving pro forma effect to such issuance, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 1009 hereof.

            "RATING AGENCY" means each of S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by us (as certified by a resolution of our Board of Directors) which shall be substituted for S&P or Moody's, or both, as the case may be.

            "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

            "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

            "S&P" means Standard & Poor's Ratings Group, Inc., or any successor to the rating agency business thereof.

            "SENIOR SUBORDINATED NOTE INDENTURE" means that certain indenture, dated January 22, 1999, between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time, relating to the Senior Subordinated Notes.

            "SENIOR SUBORDINATED NOTES" means the Company's 14% Senior Subordinated Notes due 2009 issued pursuant to the Senior Subordinated Note Indenture.

            "SERIES B GUARANTEES" means the guarantees provided by the Guarantors with respect to the Series B Notes.

            "SERIES B INDENTURE" means the indenture, dated as of March 6, 2001, between the Company, the Guarantors and The Chase Manhattan Bank, as trustee.

            "SERIES B NOTES" means the $175.0 million in aggregate principal amount of the Company's 8 3/8% Series B Senior Notes due 2008 issued pursuant to the Series B Indenture.

            "SIGNIFICANT SUBSIDIARY" means, at any time, any Subsidiary that, at such time, would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

            "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness or as such scheduled maturity date may have been deferred, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

            "SUBORDINATED CONVERTIBLE NOTE INDENTURE" means that certain indenture, dated as of September 25, 1997, between the Company and American Stock Transfer & Trust Company, as trustee, as amended or supplemented from time to time, relating to the Subordinated Convertible Notes.

            "SUBORDINATED CONVERTIBLE NOTES" means the Company's 5% Convertible Subordinated Notes due 2004 issued pursuant to the Subordinated Convertible Note Indenture.

            "SUBSIDIARY" means, with respect to any Person: (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

            "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (v) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

            Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 1007 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 1009 hereof, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 1009 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (2) no Default or Event of Default would be in existence following such designation.

            "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

            "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

            "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

            (b) Other Definitions.

            The definitions of the following terms may be found in the sections indicated as follows:

           Term                                      Defined in Section
            "Affiliate Transaction".........................1011
            "Asset Sale Offer"..............................1111
            "Authentication Order"..........................202
            "Base Indenture"................................Preamble
            "Change of Control Offer".......................1015
            "Change of Control Payment".....................1015
            "Change of Control Payment Date"................1015
            "Company".......................................Preamble
            "DTC"...........................................203
            "Event of Default"..............................207
            "Exchange Offer"................................1022
            "Form Indenture"................................Preamble
            "Notes".........................................Preamble
            "Offer Amount"..................................1111
            "Offer Period"..................................1111
            "Paying Agent"..................................203
            "Payment Default"...............................501
            "Permitted Debt"................................1009
            "Purchase Date".................................1111
            "Registrar".....................................203
            "Reinstatement Date"............................1023
            "Supplemental Indenture"........................Preamble
            "Suspended Covenants"...........................1023
            "Trustee".......................................Preamble

                                    ARTICLE 2

                           FORM AND TERMS OF THE NOTES

Section 201.   FORM AND DATING.

            (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

            The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

            (b) GLOBAL NOTES. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the "Schedule of Exchanges of Notes" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the "Schedule of Exchanges of Notes" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 206 hereof.

Section 202.   EXECUTION AND AUTHENTICATION.

            Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

            If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

            A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall, upon a written order of the Company signed by one Officer (an "AUTHENTICATION ORDER"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 306 of the Base Indenture.

            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 203. REGISTRAR, DEPOSITARY AND PAYING AGENT FOR NOTES; PAYING AGENT TO HOLD MONEY IN TRUST.

            The Company shall maintain an office or agency where Notes may be presented for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

            The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

            The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 204.   TRANSFER AND EXCHANGE OF NOTES.

            (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with this Supplemental Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in the Global Notes may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Notes.

            (b) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. When Definitive Notes are presented by a Holder to the Registrar with a request:

            (i)   to register the transfer of the Definitive Notes; or

            (ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; PROVIDED, HOWEVER, that the Definitive Notes presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing.

            (c) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (d) of this Section 204), the Global Notes may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            (d) AUTHENTICATION OF DEFINITIVE NOTES IN ABSENCE OF DEPOSITARY. If at any time:

            (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

            (ii) the Company at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 202 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

            (e) CANCELLATION AND/OR ADJUSTMENT OF THE GLOBAL NOTES. At such time as all beneficial interests in the Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or canceled, the Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section 309 of the Indenture. At any time prior to such cancellation, if any beneficial interest in the Global Notes is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by the Global Notes shall be reduced accordingly and an endorsement shall be made on the Global Notes, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

            (f)   GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

            (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and the Global Notes at the Registrar's request.

            (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 204 hereto).

            (iii) All Definitive Notes and the Global Notes issued upon any registration of transfer or exchange of Definitive Notes or the Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or the Global Notes surrendered upon such registration of transfer or exchange.

            (iv) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

            (v) The Trustee shall authenticate Definitive Notes and the Global Notes in accordance with the provisions of Section 202 hereof.

Section 205.   CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

            With respect to the Notes issued under this Supplemental Indenture,
Section 407 of the Base Indenture is hereby replaced in its entirety as follows:

SECTION 407.   Conditions to Defeasance or Covenant Defeasance.

            The following shall be the conditions to application of Section 405 or Section 406 to the outstanding Notes:

            In order to exercise either defeasance or covenant defeasance:

            (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

            (b) in the case of an election under Section 406 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

            (c) in the case of an election under Section 405 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 501(g) and 501(h) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

            (e) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

            (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

            (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

            (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the defeasance or the covenant defeasance have been complied with.

Section 206.   EVENTS OF DEFAULT.

            With respect to the Notes issued under this Supplemental Indenture,
Section 501 of the Base Indenture is hereby replaced in its entirety as follows:

SECTION 501.   Events of Default.

            An "Event of Default" occurs if:

            (a) the Company defaults for 30 days in the payment when due of interest on the Notes;

            (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes (including in connection with an offer to purchase);

            (c) the Company fails to comply with any of the provisions of
Section 801 or Section 1010 hereof and such failure shall have continued for 15 days after notice from the Company or any Holder of the Notes or the Company or any of its Subsidiaries fails to comply with the provisions of Section 1007 or
Section 1009 hereof, and such failure shall have continued for 30 days after notice from the Company or any Holder of the Notes;

            (d) the Company or any of its Restricted Subsidiaries fails to observe or perform any other covenant or other agreement in this Indenture and such failure continues for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

            (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default: (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such mortgage, indenture or instrument (a "PAYMENT DEFAULT"); or (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

            (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, PROVIDED that the aggregate of all such undischarged judgments exceeds $15.0 million;

            (g) the Company or any of its Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

      (i)   commences a voluntary case,

      (ii) consents to the entry of an order for relief against it in an involuntary case,

      (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

      (iv)  makes a general assignment for the benefit of its creditors, or

      (v)   generally is not paying its debts as they become due; or

            (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

      (i) is for relief against the Company or any of its Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

      (ii) appoints a custodian of the Company or any of its Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

      (iii) orders the liquidation of the Company or any of its Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

            (i) except as permitted by this Indenture, any Senior Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under such Guarantor's Senior Guarantee.

Section 207.      ACCELERATION OF MATURITY, RESCISSION AND ANNULMENT.

            With respect to the Notes issued under this Supplemental Indenture,
Section 502 of the Base Indenture is hereby replaced in its entirety as follows:

SECTION 502.      Acceleration.

            If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 501 hereof with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 501 hereof occurs with respect to the Company, any of its Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to a Responsible Officer of the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

            If an Event of Default occurs on or after March 1, 2005 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 1109 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to March 1, 2005 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the 12-month periods beginning on March 1 of the years set forth below, as set forth below (expressed as a percentage of the principal amount of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence):


        YEAR                                          PERCENTAGE
        ----                                          ----------

        2002..........................................     107.328%
        2003..........................................     106.282%
        2004..........................................     105.235%


Section 208.      CONTROL BY MAJORITY.

            With respect to the Notes issued under this Supplemental Indenture,
Section 512 of the Base Indenture is hereby replaced in its entirety as follows:

SECTION 512.      Control by Majority.

            Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 209.      MERGER, CONSOLIDATION, OR SALE OF ASSETS.

            With respect to the Notes issued under this Supplemental Indenture, Sections 801 and 802 of the Base Indenture are hereby replaced in their entirety as follows:

SECTION 801.      Merger, Consolidation, or Sale of Assets.

            The Company shall not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless: (1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee; (3) immediately after such transaction no Default or Event of Default exists; and
(4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either
(a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 1009 hereof; or (b) have a Fixed Charge Coverage Ratio that is the same or higher than the Fixed Charge Coverage Ratio of the Company immediately prior to such transactions; PROVIDED, HOWEVER, that this clause (4) shall be suspended during any period in which the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants. In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 801 shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Subsidiaries or any of the Guarantors.

SECTION 802.      Successor Corporation Substituted.

            Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 803 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED, HOWEVER, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 801 hereof.

Section 210.      SUPPLEMENTAL INDENTURES.

            With respect to the Notes issued under this Supplemental Indenture, the following language amends and supplements Section 902 of the Base Indenture as follows:

            After clause (2) and before clause (3), insert:

            "(3) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); or

            (4) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes; or"

Section 211.      COVENANTS.

            With respect to the Notes issued under this Supplemental Indenture, Article Ten of the Base Indenture is hereby replaced in its entirety as follows:

                                   ARTICLE TEN

                                    COVENANTS

SECTION 1001.     Payment of Notes.

            The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

            The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 1002.     Maintenance of Office or Agency.

            The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company.

SECTION 1003.     Reports.

            Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes within the time periods specified in the SEC's rules and regulations (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent public accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section 1003 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company. In addition, following consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 1004.     Compliance Certificate.

            (a) The Company and each Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

            (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 1003 hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 8 or Article 10 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 1005.     Taxes.

            The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 1006      Stay, Extension and Usury Laws.

            The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 1007.     Restricted Payments.

            The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or any Restricted Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Senior Guarantees, except a payment of interest, principal, premium or liquidated damages at the Stated Maturity thereof or in accordance with the mandatory provisions thereof without giving effect to any amendment thereof (other than an amendment approved by the Holders so affected in accordance with the provisions of Section 1017 hereof) after the date of this Indenture with respect to any such Indebtedness issued prior to the date of this Supplemental Indenture (provided that the other requirements of this Supplemental Indenture, with respect to the events giving rise to such mandatory provisions are first complied with); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

            (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

            (b) with respect to all Restricted Payments other than regular dividends on Qualified Preferred Stock, the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 1009 hereof; and

            (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after April 1, 1999 (excluding Restricted Payments permitted by clauses (ii), (iii) and (iv) of the next succeeding paragraph), is less than the sum, without duplication, of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from April 1, 1999 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds received by the Company since April 1, 1999 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus (3) to the extent that any Restricted Investment that was made after March 6, 2001 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus (4) to the extent not otherwise included in Consolidated Net

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Income or otherwise increasing amounts available for Restricted Payments or
Permitted Investments, 50% of all dividends, distributions or interest payments in respect of Restricted Investments.

            The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness of the Company or any Guarantor that is subordinated to the Notes or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (2) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Company or any Guarantor that is subordinated to the Notes with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the declaration or payment of any dividend or other distribution by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any twelve-month period; (vi) in connection with an acquisition by the Company or any of its Restricted Subsidiaries, the return to the Company or any of its Restricted Subsidiaries of Equity Interests of the Company or its Restricted Subsidiaries constituting a portion of the purchase consideration in settlement of indemnification claims; (vii) the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations; (viii) the acquisition in open-market purchases of the Company's Equity Interests for matching contributions to the Company's employee stock purchase and deferred compensation plans in the ordinary course of business and consistent with past practices; (ix) the redemption, repurchase, retirement, defeasance or other acquisition of the Subordinated Convertible Notes; PROVIDED that at least 90% of such Subordinated Convertible Notes have been converted; and (x) Restricted Payments not to exceed $20.0 million under this clause (x); PROVIDED that in the case of clauses (ii), (iii), (v), (viii) and (x) no Default or Event of Default should have occurred and be continuing immediately after such transaction.

            The amount of all Restricted Payments (other than Restricted Payments made in cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 1007 shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 1007 were computed, together with a copy of any fairness opinion or appraisal required by this Supplemental Indenture.

SECTION 1008.     Dividend and Other Payment Restrictions Affecting
                  Subsidiaries.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to: (a) pay dividends or make any other distributions on its Capital Stock to the

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Company or any of the Company's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of the Company Restricted Subsidiaries; (b) make loans or advances to the Company or any of the Company's Restricted Subsidiaries; or (c) transfer any of its properties or assets to the Company or any of the Company's Restricted Subsidiaries.

            However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of: (i) any Credit Facilities and Existing Indebtedness as in effect on March 6, 2001 and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, as determined in the reasonable judgment of the Board of Directors of the Company, with respect to such dividend and other payment restrictions than those contained in such Credit Facilities or such Existing Indebtedness, as in effect on March 6, 2001; (ii) this Supplemental Indenture, the Series B Indenture, the Guarantees, the Series B Guarantees, the Notes and the Series B Notes; (iii) applicable law; (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred; (v) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired; (vii) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition; (viii) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, as determined in the reasonable judgment of the Board of Directors of the Company, than those contained in the agreements governing the Indebtedness being refinanced; (ix) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of
Section 1012 hereof that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien; (x) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; (xi) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and (xii) restrictions imposed with respect to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, provided that such disposition will comply with the provision of Section 1010 hereof.

SECTION 1009.     Incurrence of Indebtedness and Issuance of Preferred Stock.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired
Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if:

            (i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at

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least 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and

            (ii) no Default or Event of Default has occurred and is continuing.

            The provisions of the first paragraph of this Section 1009 shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "PERMITTED DEBT"):

            (i) The incurrence by the Company of additional Indebtedness under Credit Facilities; provided that the aggregate principal amount of all Indebtedness of the Company and its Restricted Subsidiaries outstanding, at any time, under all Credit Facilities incurred under this clause (i) after giving effect to such incurrence does not exceed an amount equal to $250.0 million;

            (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

            (iii) the incurrence by the Company of Indebtedness represented by the Series B Notes, the Series B Guarantees, up to an aggregate of $175.0 million principal amount of Notes issued in exchange for the Series B Notes and related guarantees and the Series B Indenture;

            (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $50.0 million at any time outstanding;

            (v) the incurrence of Indebtedness solely in respect of bankers' acceptances, letters of credit, surety or performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money of others), all in the ordinary course of business;

            (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this Section 1009 or clauses (ii) or (iii) of this paragraph;

            (vii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that: (i) any subsequent issuance or transfer of Equity Interests or other event that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

            (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

            (ix) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 1009;

            (x) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (x), not to exceed $100.0 million outstanding at any time;

            (xi) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (xi); and

            (xii) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

            For purposes of determining compliance with this Section 1009, in the event that an item of proposed Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xii) above, or is entitled to be incurred pursuant to the first paragraph of this Section 1009, the Company, in its sole discretion, will be permitted to classify (or later classify or reclassify), in whole or in part, such item of Indebtedness in any manner that complies with this Section 1009.

SECTION 1010.     Asset Sales.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless: (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; (ii) if the Net Proceeds received with respect to any Asset Sale exceed $15.0 million, such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and (iii) except with respect to a disposition of the Exploration and Production Assets of Odessa (including by way of the sale of the capital stock of Odessa) or the assets of the operations conducted by the Company or its Subsidiaries in Argentina and related assets (including by way of the sale of the Capital Stock of the Subsidiary or Subsidiaries conducting such operations), at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed to be cash: (a) any liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Senior Guarantee) that are assumed by the transferee of any such assets; (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion); (c) any assets received in exchange for assets in a "like-kind" exchange or an exchange of assets of the Company or any Restricted Subsidiary for other assets which are useful in the business of the Company and the Restricted Subsidiaries (whether such assets are of "like kind"); and (d) any Designated Noncash Consideration (which shall not at any time exceed, in the aggregate, $30.0 million outstanding.)

            Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option: (1) to reduce permanently Indebtedness under a Credit Facility and to correspondingly reduce commitments if such Indebtedness constitutes revolving credit borrowings or to repay permanently any other Indebtedness (other than Indebtedness that by its terms is subordinated to the Notes or any Subsidiary Guarantees); (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Person engaged in a Permitted Business; (3) to make a capital expenditure; or (4) to acquire other long-term assets that are used or useful in a Permitted Business.

            Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

            Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second preceding paragraph shall constitute Excess Proceeds. Within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other PARI PASSU Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other PARI PASSU Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

SECTION 1011.     Transactions with Affiliates.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "AFFILIATE TRANSACTION"), unless: (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and (ii) the Company delivers to the Trustee: (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 1011 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

            The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:
(i) any employment agreement or arrangements (including loan arrangements and advances) with officers and employees entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business; (ii) transactions between or among the Company and/or its Restricted Subsidiaries; (iii) payment of reasonable directors fees and the provision of customary indemnification arrangements to officers, directors and employees of the Company or its Restricted Subsidiaries; and (iv) Restricted Payments that are permitted by the provisions of Section 1007 hereof.

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SECTION 1012.     Liens.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except (i) Permitted Liens or (ii) if the Obligations under the Notes (or a Guarantee of the Notes) and this Indenture are equally and ratably secured (or secured on a senior basis if such other obligations are subordinated to the Obligations under the Notes or the Guarantees of the Notes) with the other obligations so secured until such time as such other obligations are no longer secured by such Lien.

SECTION 1013.     Business Activities.

            The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

SECTION 1014.     Corporate Existence.

            Subject to Article 8 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 1015.     Offer to Repurchase Upon Change of Control.

            (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "CHANGE OF CONTROL OFFER") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase the "CHANGE OF CONTROL PAYMENT"). Within 10 business days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 1015 and that all Notes tendered shall be accepted for payment; (2) the purchase price and the purchase date, which shall be no later than 30 business days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"); (3) that any Note not tendered shall continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 1015, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the provisions of this Section 1015 by virtue of such conflict.

            (b) On the Change of Control Payment Date, the Company shall, to the extent lawful: (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            (c) Notwithstanding anything to the contrary in this Section 1015, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 1015 and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 1016.     Intentionally Omitted.

SECTION 1017.     No Amendment of Subordination Provisions.

            Without the consent of each Holder of Notes so affected, the Company shall not amend, modify or alter the Subordinated Convertible Note Indenture or the Senior Subordinated Note Indenture in any way that will (i) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Subordinated Convertible Notes or Senior Subordinated Notes or (ii) alter the redemption provisions or the price or terms at which the Company is required to offer to purchase such Convertible Subordinated Notes or Senior Subordinated Notes in any manner adverse to such Holder.

SECTION 1018.     Limitation on Sale and Leaseback Transactions.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that the Company or any Restricted Subsidiary of the Company that is a Guarantor may enter into a sale and leaseback transaction if: (1) the Company or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of Section 1009 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to the provisions of Section 1012 hereof; provided, however, that clause (a) of this clause (1) shall be suspended during any period in which the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants; (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair

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market value, which (if in excess of $10 million) shall be determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such sale and leaseback transaction; and (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 1010 hereof.

SECTION 1019.     Designation of Restricted and Unrestricted Subsidiaries.

            The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if no Default or Event of Default would occur or be continuing immediately after such designation and taking into effect the designation. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated shall be deemed to be an Investment made as of the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of Section 1007 hereof or Permitted Investments, as applicable. All such outstanding Investments shall be valued at their fair market value at the time of such designation. That designation shall only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default or Event of Default as a result of such designation.

SECTION 1020.           Limitation on Issuances of Guarantees of
                        Indebtedness; Additional Guarantors.

            The Company shall not permit any Restricted Subsidiary, directly or indirectly, to guarantee or pledge any assets to secure the payment of any Indebtedness of the Company under any Credit Facility unless such Restricted Subsidiary contemporaneously executes and delivers a supplemental indenture to this Indenture providing for a Senior Guarantee by such Restricted Subsidiary. Notwithstanding the foregoing, any Senior Guarantee by a Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale of all of the capital stock of a Guarantor (including a sale by way of merger or consolidation), if immediately after giving effect to such sale, there is no Default or Event of Default that has occurred or is continuing, or if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture. The form of such Senior Guarantee is set forth in Section 203 of the Base Indenture.

SECTION 1021.     Payments for Consent.

            The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

SECTION 1022.     Exchange Offer.

            The Company shall offer, within 60 days of the date of this Supplemental Indenture, to all Holders of Series B Notes to exchange their Series B Notes for Notes issued under this Indenture (the "Exchange Offer"). In the Exchange Offer, the Company shall allow Holders of Series B Notes to exchange their principal amount of Series B Notes for a like principal amount of Notes issued under this

Indenture. The Company shall complete the Exchange Offer (i) within 120 days of the date of this Supplemental Indenture and (ii) in compliance with
Section 3(a)(9) of the Act.

SECTION 1023.     Suspended Covenants.

            During any period of time that the Notes have an Investment Grade Rating from either of the Rating Agencies and no Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries will not be subject to the covenants contained in Section 801 (to the extent set forth in Section 801) and in Sections 1007, 1008, 1009, 1010, 1011, 1013, 1017
and 1018 (to the extent set forth in Section 1018) of this Indenture (collectively, the "SUSPENDED COVENANTS"); PROVIDED, HOWEVER, such covenants shall not be suspended if the Investment Grade Rating was obtained directly or indirectly by the merger, consolidation or other acquisition of the Company with or by a Person that had an Investment Grade Rating from either of the Rating Agencies and the Company at such time did not have an Investment Grade Rating from either of the Rating Agencies; and PROVIDED FURTHER, that the covenants contained in Sections 1003, 1012, 1015, 1019, 1020 and 1021 of this Supplemental Indenture will not be so suspended; and PROVIDED FURTHER, that if the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding provisions of this Section 1023 and, subsequently, the Rating Agency or Rating Agencies which had given the Notes an Investment Grade Rating withdraws its or their ratings or downgrades the ratings assigned to the Notes below the Investment Grade Ratings so that the Notes do not have an Investment Grade Rating from either Rating Agency, or a Default (other than with respect to the Suspended Covenants) occurs and is continuing, the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in this Indenture (each such date of reinstatement being the "REINSTATEMENT DATE"), including those set forth above in this Section 1023. Compliance with this Section 1023 with respect to Restricted Payments made after the Reinstatement Date will be calculated in accordance with the terms of
Section 1007 as though such covenant had been in effect during the entire period of time from which the Notes are issued.

Section 212.      REDEMPTION OF SECURITIES.

            With respect to the Notes issued under this Supplemental Indenture, the following Sections 1109, 1110 and 1111 supplement Article 11 of the Base
Indenture:

SECTION 1109.     Optional Redemption.

            (a) Except as set forth in clause (b) of this Section 1109, the Company shall not have the option to redeem the Notes pursuant to this Section 1109 prior to March 1, 2005. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:


        Year                                                   Percentage
        ----                                                   ----------

        2005...................................................     104.188%
        2006...................................................     102.094%
        2007 and thereafter....................................     100.000%


            (b)   Notwithstanding the provisions of clause (a) of this
Section 1109, at any time prior to March 1, 2004, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes totally issued under this Indenture at a redemption price of 108.375% of the principal amount thereof plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; PROVIDED that at least 65% of the aggregate principal amount of the Notes totally issued remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and that the redemption must occur within 90 days of the date of the closing of such Equity Offering.

            (c) Any redemption pursuant to this Section 1109 shall be made pursuant to the provisions of Section 1101 through 1108 hereof.

SECTION 1110.     Mandatory Redemption.

            The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

SECTION 1111.     Offer to Purchase by Application of Excess Proceeds.

            In the event that, pursuant to Section 1010 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "ASSET SALE OFFER"), it shall follow the procedures specified below.

            The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 1010 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

            If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

            Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

            (a) that the Asset Sale Offer is being made pursuant to Section 1010 hereof and this Section 1111 and the length of time the Asset Sale Offer shall remain open;

            (b)   the Offer Amount, the purchase price and the Purchase Date;

            (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

            (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

            (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

            (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

            (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

            (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

            (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

            On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 1111. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

            Other than as specifically provided in this Section 1111, any purchase pursuant to this Section 1111 shall be made pursuant to the provisions of Sections 1101 through 1110 hereof.

Section 213.      RELEASES FOLLOWING SALE OF ASSETS.

            With respect to the Notes issued under this Supplemental Indenture, the reference to Section 1405 in the last sentence of the first paragraph of
Section 1404 of the Base Indenture is hereby amended to refer to Section 1404.

Section 214.      SENIOR GUARANTEE.

            With respect to the Notes issued under this Supplemental Indenture, the following Section supplements Article 14 of the Base Indenture:

SECTION 1405.     Guarantors May Consolidate, etc., on Certain Terms.

            Except as otherwise provided in Section 1404, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

            (a) subject to Section 1404 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Senior Guarantee on the terms set forth herein or therein and immediately after giving effect to such transaction, no Default or Event of Default exists; or

            (b) the Senior Guarantee of such Guarantor is to be released pursuant to Section 1404.

            In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Senior Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Senior Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Senior Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Senior Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Senior Guarantees had been issued at the date of the execution hereof.

            Except as set forth in Articles 8 and 10 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

                                    ARTICLE 3

                                  MISCELLANEOUS

Section 301.      EFFECT OF HEADINGS.

            The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 302.      SUCCESSORS AND ASSIGNS.

            All covenants and agreements in this Supplemental Indenture by the Company, the Guarantors and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 303.      SEPARABILITY CLAUSE.

            In case any provision in this Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 304.      SUPPLEMENTAL INDENTURE AND THE BASE INDENTURE.

            For purposes of any Notes issued under this Supplemental Indenture, in the event that any provision contained in this Supplemental Indenture conflicts with any provision contained in the Base Indenture, such provision in this Supplemental Indenture will be deemed to amend and supplement such provision in the Base Indenture to the extent such provisions conflict, pursuant to Section 901(4) of the Base Indenture.

Section 305. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

            No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Senior Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 306.      GOVERNING LAW.

            This Supplemental Indenture and the Notes created hereby shall be governed by and construed in accordance with the laws (other than the choice of law provisions) of the State of New York.

          [THE REST OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, and attested, all as of the date and year first written above.

KEY ENERGY SERVICES, INC.


By:      /s/ Jack D. Loftis, Jr.
         -------------------------------
Name:    Jack D. Loftis, Jr.
Title:   Senior Vice President, General Counsel
         and Secretary

YALE E. KEY, INC., KEY ENERGY DRILLING, INC., WELLTECH EASTERN, INC., ODESSA EXPLORATION INCORPORATED, KALKASKA OILFIELD SERVICES, INC., WELL-CO OIL SERVICE, INC., KEY ROCKY MOUNTAIN, INC., KEY FOUR CORNERS, INC., BROOKS WELL SERVICING, INC., KEY ENERGY SERVICES-SOUTH TEXAS, INC., KEY ENERGY SERVICES-CALIFORNIA, INC., WATSON OILFIELD SERVICE & SUPPLY, INC., WELLTECH MID-CONTINENT, INC., DAWSON PRODUCTION MANAGEMENT, INC., DAWSON PRODUCTION TAYLOR, INC., DAWSON PRODUCTION ACQUISITION CORP., AS GUARANTORS


By:      /s/ Jack D. Loftis, Jr.
         -------------------------------
Name:    Jack D. Loftis, Jr.
Title:   Vice President


      DAWSON PRODUCTION PARTNERS, L.P., AS GUARANTOR
      BY DAWSON PRODUCTION MANAGEMENT INC., ITS SOLE GENERAL PARTNER.


By:      /s/ Jack D. Loftis, Jr.
         -------------------------------
Name:    Jack D. Loftis, Jr.
Title:   Vice President


      U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:      /s/ Frank P. Leslie
         -------------------------------
Name:    Frank P. Leslie
Title:   Vice President







                            Supplemental Indenture

                                                                       Exhibit A


--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

                                 [Face of Note]
                          8 3/8% Senior Notes due 2008

CUSIP No.                                                           $100,000,000
No. 1


                          KEY ENERGY SERVICES, INC.

promises to pay to Cede & Co. or registered assigns, the principal sum of One Hundred Million Dollars on March 1, 2008.

            Interest Payment Dates:  March 1 and September 1

            Record Dates:  February 15 and August 15

            Dated:  March 1, 2002


                                    KEY ENERGY SERVICES, INC.



                                    By
                                         ---------------------------------------
                                         Name:
                                         Title:


                                    By
                                         ---------------------------------------
                                         Name:
                                         Title:

                                                     (SEAL)


This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee


By:
    --------------------------------
    Authorized Signature

                                 [Back of Note]
                          8 3/8% Senior Notes due 2008

            Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            1. INTEREST. Key Energy Services, Inc., a Maryland corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at 8 3/8% per annum from March 1, 2002 until March 1, 2008. The Company shall pay interest, semi-annually in arrears on March 1 and September 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be September 1, 2002. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate equal to the per annum rate on the Notes then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            2. METHOD OF PAYMENT. The Company shall make payments in respect of the Notes represented by the Global Notes (including principal and interest) by wire transfer of immediately available funds to the accounts specified by the Note Custodian. With respect to Notes issued in definitive form, the Company shall make all payments of principal and interest by mailing a check to each such Holder's registered address, PROVIDED that all payments with respect to Notes having an aggregate principal amount of $100,000 or more, the Holders of which have given wire transfer instructions to the Company at least ten business days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. The Notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in the Definitive Notes also will be settled in immediately available funds.

            3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

            4. INDENTURE. The Company issued the Notes under an Indenture dated as of February 27, 2002 (the "BASE INDENTURE") as supplemented by a First Supplemental Indenture dated as of March 1, 2002 (the "SUPPLEMENTAL INDENTURE" and, together with the Base Indenture, the "INDENTURE" ) between the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes issued under the Indenture are senior unsecured obligations of the Company limited to $1 billion in aggregate principal amount.

            5.    OPTIONAL REDEMPTION.

            (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to March 1, 2005. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

        Year                                                    Percentage
        ----                                                    ----------
        2005................................................     104.188%
        2006................................................     102.094%
        2007 and thereafter.................................     100.000%

            (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to March 1, 2004, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes totally issued under this Indenture at a redemption price of 108.375% of the principal amount thereof; plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; PROVIDED that at least 65% of the aggregate principal amount of the Notes totally issued remains outstanding immediately after such redemption (excluding Notes held by the Company and its Subsidiaries); and that the redemption must occur within 45 days of the date of the closing of such Equity Offering.

            6.    MANDATORY REDEMPTION.

            The Company shall not be required to make mandatory redemptions or sinking fund payments with respect to the Notes.

            7.    REPURCHASE AT OPTION OF HOLDER.

            (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 10 business days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

            (b) If the Company or a Subsidiary consummates any Asset Sale, under certain circumstances as provided in the Indenture, the Company shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to
Section 1111 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the amount of the Excess Proceeds exceeds the aggregate amount of Notes tendered pursuant to an Asset Sale Offer, the Company (or such Subsidiary) may use such excess for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a PRO RATA basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

            8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

            9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

            11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Senior Guarantee with respect to the Notes.

            12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes (including in connection with an offer to purchase); (iii) failure by the Company to comply with Section 801 or Section 1010 of the Indenture and such failure shall have continued for 15 days, after notice from the Company or any holder of Notes, or failure by the Company or any of its Subsidiaries to comply with the provisions of Section 1007 and Section 1009 of the Indenture and such failure shall have continued for 30 days after notice from the Company or any holder of Notes;
(iv) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with certain other agreements in the Indenture and the Notes; (v) payment default under certain other agreements relating to Indebtedness of the Company or default under certain other agreements relating to the Indenture which default results in the acceleration of such Indebtedness prior to its express maturity;
(vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that are Significant Subsidiaries; and (viii) except as permitted by the Indenture, any Senior Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor's Senior Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

            13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

            14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Key Energy Services, Inc.
400 South River Road
New Hope, PA 18938
Attention:  General Counsel

                                 ASSIGNMENT FORM

      To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or  tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------


Date:  __________

                                    Your Signature:_____________________________
                                    (Sign exactly as your name appears on the face of this Note)

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Note purchased by the Company pursuant to Section 1010 or Section 1015 of the Indenture, check the box below:

                        / /  Section 1010     / /  Section 1015

            If you want to elect to have only part of the Note purchased by the Company pursuant to Section 1010 or Section 1015 of the Indenture, state the amount you elect to have purchased: $________


Date:  __________                Your Signature:________________________________
                                 (Sign exactly as your name appears on the Note)

                                 Tax Identification No.:________________________



Signature Guarantee*:_______________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                         SCHEDULE OF EXCHANGES OF NOTES

            The following exchanges of a part of this Global Note for other Notes have been made:

                                                                           Principal Amount of       Signature of
                           Amount of decrease    Amount of increase in      this Global Note       authorized office
                           in Principal Amount    Principal Amount of        following such       of Trustee or Note
    Date of Exchange       of this Global Note      this Global Note     decrease (or increase)        Custodian
    ----------------       -------------------   ---------------------   ----------------------   ------------------




